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                                                                    EXHIBIT (21)

                            VULCAN MATERIALS COMPANY
                                  SUBSIDIARIES
                             AS OF DECEMBER 31, 1997


                                                     STATE OR OTHER               % OWNED DIRECTLY
                                                     JURISDICTION OF                OR INDIRECTLY
                                                     INCORPORATION                    BY VULCAN
ENTITY                                               OR ORGANIZATION                  ----------
------                                               ---------------

Subsidiaries
------------

Atlantic Granite Company*                            South Carolina                       33 1/3
Birmingham Slag Company*                             Alabama                             100
Calizas Industriales del Carmen, S.A. de C.V.        Mexico                               49
Callaway Chemical Company                            New Jersey                          100
Callaway Chemical Limited                            British Columbia                    100
Dixie Sand and Gravel Company, Inc.*                 Tennessee                           100
Knoxville Mack Distributors, Inc.*                   Tennessee                           100
Lambert Bros., Inc.*                                 Tennessee                           100
Midsouth Machine and Service Company                 Tennessee                           100
Reco Transportation, Inc.                            Kentucky                            100
Statewide Transport, Inc.                            Texas                               100
Vulcan Chemical Technologies, Inc.                   Delaware                            100
Vulcan/ICA Distribution Company (Partnership)        Texas                                51
Vulcan Gulf Coast Aggregates, Inc.                   New Jersey                          100
Vulcan Gulf Coast Materials, Inc.                    New Jersey                          100
Vulcan Holdings, Inc.                                New Jersey                          100
Vulcan International, Ltd.                           U.S. Virgin Islands                 100
Vulcan Lands, Inc.                                   New Jersey                          100
Vulcan Soda Ash Company                              California                          100
VULICA Shipping Company, Limited                     Bahamas                              50
Wanatah Trucking Co., Inc.                           Indiana                             100
Wesco Contracting Company*                           Tennessee                           100
White's Mines, Inc.*                                 Texas                               100



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*Inactive